UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): JANUARY 1, 2000


                             INTER-TEL, INCORPORATED
               (Exact Name of Registrant as specified in charter)


                         Commission File Number 0-10211


               ARIZONA                                          86-0220994
     (State or other jurisdiction                            (I.R.S. Employer
           of incorporation)                              Identification Number)


   120 NORTH 44TH STREET, SUITE 200
            PHOENIX, ARIZONA                                    85034-1822
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (602) 302-8900
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On January 1, 2000, Inter-Tel, Incorporated (the "Company") completed its acquisition of the computer telephony assets and liabilities of Executone Information Systems, Inc. ("Executone") for $44.3 million in cash plus the assumption of certain liabilities, subject to purchase price adjustments as of the closing date. Inter-Tel intends to continue distributing Executone's products through Executone's existing distribution channel, including National and Government Accounts, and will begin distributing Inter-Tel's products and services through these channels as well.

     In connection with the acquisition, Inter-Tel expects to take a one-time charge for purchased in-process research and development expenses and other restructuring costs in the first quarter of 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF EXECUTONE INFORMATION SYSTEMS

     It is impracticable for the Company to provide financial statements for the business acquired at this time. Such financial statements, if required, shall be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

     (b) PRO FORMA FINANCIAL INFORMATION

     It is impracticable for the Company to provide pro forma financial information reflecting the Company's acquisition of the computer telephony assets and liabilities of Executone at this time. Such pro forma financial information, if required, shall be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

     (c) EXHIBITS

          2.1 Computer Telephony Asset Purchase Agreement dated as of October 17, 1999 by and between Executone Information Systems, Inc., Inter-Tel, Incorporated and Executone Inter-Tel Business Information Systems, Inc.

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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTER-TEL, INCORPORATED


Dated: JANUARY 14, 2000                 BY: /s/ KURT R. KNEIP
                                            ------------------------------------
                                            KURT R. KNEIP,
                                            CHIEF FINANCIAL OFFICER

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